ASPEN DIVERSIFIED FUND LLC
                 Interim Statements of Assets and Liabilities as of March 31, 2007 (Unaudited) and December 31, 2006 (Audited)

                                                  March 31,       December 31,
                                                    2007             2006
                                               -------------------------------
ASSETS

Investments in Investment Funds                 $ 63,102,131     $ 54,058,174
Cash and Cash Equivalents                            316,826          885,921
Interest and Other Receivables                         2,337            7,675
Investments in Transit                             1,555,000          679,000
                                               --------------   --------------

                                                $ 64,976,294     $ 55,630,770
                                               ==============   ==============

LIABILITIES AND NET ASSETS

Liabilities:
  Trailing Commissions                          $      3,754     $      2,183
  Management, Incentive and
     Administrative Fees Payable                      74,718           90,026
  Membership Redemptions Payable                     331,000          748,993
  Capital Contributions Received in Advance        2,007,870        1,466,950
                                               --------------   --------------
                                                   2,417,342        2,308,152

Net Assets                                        62,558,952       53,322,618
                                               --------------   --------------

                                                $ 64,976,294     $ 55,630,770
                                               ==============   ==============


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                          ASPEN DIVERSIFIED FUND LLC
                  Unaudited Interim Statements of Operations
                    as of March 31, 2007 and March 31, 2006

                                               For the three     For the three
                                               months ended      months ended
                                                 March 31,         March 31,
                                                   2007              2006
                                               -------------------------------
Net Income (Loss) from Investments
   in Investment Funds                          $ (1,560,043)    $    544,719

Operating Expenses
  Management and Incentive Fees                      187,766            7,561
  Administrative Expenses                             96,067           27,792
  Bank Fees                                            1,687              842
  Trailing Commissions                                 9,915                0
                                               --------------   --------------
                                                     295,435           36,195
                                               --------------   --------------
NET INVESTMENT INCOME                             (1,855,478)         508,524

Interest Income                                       14,864            1,581
                                               --------------   --------------

NET INCREASE (DECREASE) IN NET ASSETS
   RESULTING FROM OPERATIONS                    $ (1,840,614)    $    510,105
                                               ==============   ==============


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                          ASPEN DIVERSIFIED FUND LLC
                  Unaudited Interim Statements of Cash Flow
                    as of March 31, 2007 and March 31, 2006

                                               For the three     For the three
                                               months ended      months ended
                                                 March 31,         March 31,
                                                   2007              2006
                                               -------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net increase in net assets
      resulting from operations                 $ (1,840,614)    $    510,105
   Adjustments to reconcile net increase in
      net assets resulting from operations
      to cash used in operating activities:
         Net increase in investments in
            investment funds                      (9,916,516)      (3,614,719)
         Increase in interest receivable               1,895              (90)
         Increase in investments in transit          147,244        1,018,084
         Increase in accounts payable                (23,429)             -0-
         Increase in management, incentive,
            and advisory fees payable                (14,624)           3,767
                                               --------------   --------------

      NET CASH USED IN OPERATING ACTIVITIES      (11,646,044)      (2,082,853)

CASH FLOWS FROM FINANCING ACTIVITIES
   Capital contributions received from members    11,538,195        2,095,331
   Membership redemptions                           (461,246)             -0-
                                               --------------   --------------
NET CASH PROVIDED BY FINANCING ACTIVITIES         11,076,949        2,095,331

  NET INCREASE IN CASH AND CASH EQUIVALENTS         (569,096)          12,478

Cash and cash equivalents at
   beginning of period                               885,921           39,324
                                               --------------   --------------

 CASH AND CASH EQUIVALENTS AT END OF PERIOD     $    316,826     $     51,802


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